CONSENT OF Ernst & Young LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A) (No. 33-62174) of Legg Mason Investors Trust, Inc., of our reports dated January 26, 1999, included in the 1999 Annual Reports to shareholders of Legg Mason Financial Services Fund.

                                                               ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 24, 2000



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting parts of this Post-Effective Amendment No. 15 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 5, 1999, relating to the financial statements and financial highlights which appear in the December 31, 1998 Annual Report to Shareholders of Bartlett Financial Services Fund (one of the funds comprising Bartlett Capital Trust), also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus.


PricewaterhouseCoopers LLP

Baltimore, Maryland
February 24, 2000